Exhibit 99.1

Intercept Pharmaceuticals Announces Convertible Notes Exchange, New Issuance and
Stock Repurchase

NEW YORK, August 10, 2021 — Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT) (“Intercept”), a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat progressive non-viral liver diseases, announced today that it has entered into privately negotiated agreements with certain of the holders of its existing (i) 3.25% Convertible Senior Notes due 2023 (the “2023 Notes”) and (ii) 2.00% Convertible Senior Notes due 2026 (the “2026 Notes”) to exchange an aggregate of $306.5 million principal amount of 2023 Notes and an aggregate of $114.7 million principal amount of 2026 Notes for a newly issued series of Convertible Senior Secured Notes due 2026 (the “New Notes” and such transactions, the “Exchange”). Intercept will also sell approximately $117.6 million aggregate principal amount of New Notes for cash (the “Subscription” and, together with the Exchange, the “Transactions”). The Transactions are expected to close promptly, subject to and following customary closing conditions. In the aggregate, Intercept expects to issue approximately $500.0 million aggregate principal amount of New Notes to the participating holders.

Intercept estimates that cash proceeds will be approximately $107.3 million net of advisory fees and expenses. Intercept intends to use the net proceeds for general corporate purposes and for the transactions described in the following paragraph.

Intercept expects to use $75.7 million of cash on hand to repurchase shares of its common stock in privately negotiated transactions at a price per share of $16.75, equal to the closing price of the Company’s common stock on August 10, 2021, in order to facilitate the Transactions (the “Buyback”). These repurchases could increase, or prevent a decrease in, the market price of the Company’s common stock or the New Notes. Intercept may also buy back and retire additional 2023 Notes.

Following the Transactions and the Buyback, Intercept anticipates changes to its debt and share count profiles as reflected below:

•	66.6% of the 2023 Notes retired.

•	Shares outstanding reduced by 4.52 million (13.6%), from 33.2 million to 28.7 million.

	Pre-	Exchanged			Post-%
($MM)	Transactions	Old Notes	New Notes	Sold	Transactions	Retired	Remaining
2023 Notes	460.0	306.5	-	-	153.5	66.6%	33.4%
2026 Notes	230.0	114.7	-	-	115.3	49.8%	50.2%
Subtotal	690.0	421.1	-	-	268.9	61.0%	39.0%
New Notes	-	-	382.4	117.6	500.0	-	-
Total	690.0	421.1	382.4	117.6	768.9	-	-

Share count at 06/30/21	33,201,181
Cash for share buybacks ($)	75,735,158.50
Closing share price on 08/10/21 ($)	16.75
Shares retired	4,521,502
Pro forma share count	28,679,679
% Reduction	13.6%

The New Notes will be guaranteed by certain subsidiaries of Intercept which meet certain threshold requirements (any such subsidiary, a “Guarantor”), and will be senior obligations of Intercept and any such Guarantor. The New Notes will be secured by a first priority security interest in substantially all of the assets of Intercept and any Guarantors, subject to certain exceptions. Interest will be payable semi-annually in arrears at a rate of 3.50% per annum on February 15 and August 15 of each year, beginning on February 15, 2022. The New Notes will mature on February 15, 2026, unless earlier converted, redeemed or repurchased.

The initial conversion rate of the New Notes will be 47.7612 shares of Intercept common stock per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $20.94 per share), subject to customary adjustments. The initial conversion price of the New Notes represents a premium of approximately 25.00% over the last reported sale price of Intercept’s common stock on August 10, 2021. The New Notes will be convertible into cash, shares of Intercept’s common stock or a combination of cash and shares of Intercept’s common stock, at Intercept’s election. Prior to November 15, 2025, the New Notes will be convertible at the option of the holders only upon satisfaction of certain conditions and during certain periods, including if the last reported sale price of Intercept’s common stock exceeds 130% of the conversion price for certain specified periods (the "Stock Price Conversion Condition"). Holders may convert their New Notes at their option at any time on or after November 15, 2025 until the close of business on the business day immediately preceding the maturity date.

Intercept may redeem for cash all or any portion of the New Notes, at its option, on or after February 20, 2024 if the last reported sale price of Intercept’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any period of 30 consecutive trading days (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Intercept provides notice of redemption at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If (1) Intercept elects to redeem all or a portion of the New Notes, (2) upon the occurrence of certain corporate events or (3) if the Stock Price Conversion Condition is satisfied with respect to any calendar quarter commencing after the calendar quarter ending on September 30, 2022, Intercept will, under certain circumstances, increase the conversion rate for holders who elect to convert New Notes (1) during the related redemption period, (2) in connection with such corporate event or (3) in connection with such Stock Price Conversion Condition. If Intercept undergoes a “fundamental change,” holders of the New Notes may require Intercept to repurchase for cash all or any portion of their New Notes at a fundamental change repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest if any, to, but excluding, the fundamental change repurchase date.

In connection with the Transactions, Intercept intends to enter into a base indenture, as supplemented by a supplemental indenture, establishing the terms of the New Notes, and a security agreement establishing a first priority (subject to certain exceptions) security interest in substantially all of the assets of Intercept and any Guarantors.

Neither the New Notes, nor any shares of Intercept’s common stock issuable upon conversion of the New Notes, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the New Notes, Intercept’s common stock potentially issuable upon conversion of the New Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Intercept

Intercept is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat progressive non-viral liver diseases, including primary biliary cholangitis (PBC) and nonalcoholic steatohepatitis (NASH). Founded in 2002 in New York, Intercept has operations in the United States, Europe and Canada.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the terms of the New Notes and the Transactions. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “possible,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Intercept undertakes no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by Intercept’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. There can be no assurance that Intercept will be able to complete the Transactions on acceptable terms, or at all. Actual results may differ materially from historical results or those anticipated or predicted by Intercept’s forward-looking statements as a result of various important factors, including, but not limited to, whether or not Intercept will be able to consummate the Transactions on the timeline or with the terms anticipated, if at all; the performance of our business, including our research and development, our regulatory approvals, and our results of operations; the impact of general U.S. and foreign economic, industry, market, regulatory or political conditions; and the other risks and uncertainties identified in Intercept’s periodic filings filed with the U.S. Securities and Exchange Commission, including Intercept’s

Annual Report on Form 10-K for the year ended December 31, 2020 and Intercept’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

Contact

For more information about Intercept, please contact:

Lisa DeFrancesco

+1-646-565-4833

investors@interceptpharma.com

Christopher Frates

+1-646-757-2371

media@interceptpharma.com

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